                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                D.G. JEWELRY INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                                                           (A)
       --------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                D.G. JEWELRY INC.
                               1001 Petrolia Road
                             Toronto, Canada M3J 2X7
                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 10, 2000

TO THE SHAREHOLDERS OF D.G. JEWELRY INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of D.G. Jewelry Inc. (the "Meeting") will be held at 10:00 a.m. on August 10, 2000 at the offices of D.G. Jewelry Inc. (the "Company"), at 1001 Petrolia Road, Toronto, Ontario M3J 2X7, for the following purposes:

         1. To elect the Board of Directors of D.G. Jewelry Inc. for the ensuing year;

         2. To approve the amendment of the Company's Articles of Incorporation to authorize 5,000,000 preferred shares;

         3. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, Chartered Accountants, as the Company's independent chartered accountants for the ensuing year; and

         4. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

         Shareholders of record at the close of business on June 22, 2000 are entitled to notice of and to vote at the Meeting.

         In order to ensure a quorum, it is important that Shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors,


/s/ S. Berkovits
------------------------------------------------
Samuel Jacob "Jack" Berkovits
Chairman, Chief Executive Officer and President
July 5, 2000

                                D.G. JEWELRY INC.
                               1001 PETROLIA ROAD
                             TORONTO, CANADA M3J 2X7
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 10, 2000

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of D.G. Jewelry Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on August 10, 2000 at 10:00 a.m. at the Company's offices at 1001 Petrolia Road, Toronto, Canada M3J 2X7, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Shareholders on or about July 7, 2000.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

         All properly executed proxies on the enclosed form, which are not revoked and which are received in time will be voted in accordance with the Shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                             OWNERSHIP OF SECURITIES

         Only Shareholders of record at the close of business on June 22, 2000, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of June 21, 2000, the Company had 6,649,655 Common Shares issued and outstanding.

         Each outstanding Common Share is entitled to one vote on all matters properly coming before the Meeting. A majority of the outstanding Common Shares is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of June 21, 2000, the names and beneficial ownership of the Company's common shares beneficially owned, directly or indirectly, by (i) each person who is a director and/or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) all holders of five percent (5%) or more of the outstanding common shares of the Company.


           Names and Address of                      Amount and Nature of               Percentage of Shares
            Beneficial Owner(1)                    Beneficial Ownership(2)                  Outstanding
            -------------------                    -----------------------                  -----------

Jack Berkovits.............................                3,231,900(3)                            48.1%

The Berkovits Family Trust.................                     426,000                             6.4%

Sheba Berkovits............................                  816,000(4)                            12.3%

Gary Davis.................................                   25,400(5)                                *

Leonard Fasullo............................                   30,000(5)                                *

Theodore Bonsignore........................                   15,000(6)                                *

Myer Feiler................................                   65,000(7)                                *

Ronald Rutman..............................                    5,000(8)                                *

Jay M. Kaplowitz (9).......................                           0                               0%

Saul M. Muskat (9).........................                           0                               0%

Steven Reichmann (9).......................                           0                               0%

All directors and executive officers                          3,372,300                            49.6%
  as a group, nine persons.................

* Less than one percent (1%).

(1) Except as set forth above, the address of each individual is 1001 Petrolia Road, Toronto, Ontario, Canada M3J 2X7.

(2) Based upon information furnished to the Company by either the directors and executive officers or obtained from the stock transfer books of the Company. The Company has been advised that these persons hold the sole voting and dispositive power with respect to the Common Shares except as noted herein. For purposes of computing 'beneficial ownership' and the percentage of outstanding Common Shares held by each person or group of persons named above as of the date of this Proxy Statement, any security which such person or group of persons has the right to acquire within sixty days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of June 21, 2000, the Company had 6,649,655 Common Shares outstanding.

(3) Includes (i) 426,000 Common Shares owned by the Berkovits Family Trust of which Mr. Berkovits and his wife are co-trustees; (ii) 390,000 Common Shares owned by his wife individually and (iii) 71,500 shares issuable upon options that are currently exercisable or exercisable within the next sixty days. Does not include an aggregate of 397,500 Common Shares owned by two of Mr. Berkovits' sons who are independent of their father.

(4) Includes 426,000 Common Shares owned by the Berkovits Family Trust of which Ms. Berkovits is a co-trustee. Ms. Berkovits is the wife of Jack Berkovits.

(5) Includes 5,000 Common Shares issuable upon the exercise of options which are currently exercisable or exercisable within the next sixty days.

(6) Includes 15,000 Common Shares issuable upon the exercise of options which are currently exercisable or exercisable within the next sixty days.

(7) Includes 50,000 Common Shares issuable upon the exercise of options which are currently exercisable or exercisable within the next sixty days.

(8) Includes 5,000 Common Shares issuable upon the exercise of options which are currently exercisable or exercisable within the next sixty days. Mr. Rutman, a current director of the Company, has requested not to be nominated for re-election due to other commitments.

(9)     Director Nominee.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Six directors are to be elected at the Meeting to hold office until the next meeting of Shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of Common Shares present or represented at a meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one or more than ten. The By-Laws require that a majority of the Company's directors be Canadian residents. The directors hold office until the next annual meeting of Shareholders and until their successors have been elected and qualified. There are no agreements with respect to the election of directors. The Company has not to date paid directors fees for service on the Board of Directors or any committee thereof.

                            Shareholder Vote Required

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

The Board of Directors recommends a vote for election to the Board of Directors of the Company of each of the following Director Nominees.

                                                              Position with the               Position Held
                  Name                           Age                Company                        Since
Samuel J. Berkovits.....................         48         Chairman of the Board,                 1979
                                                            CEO and President

Meyer Feiler............................         47         Director                               1998

Theodore L. Bonsignore..................         53         General Manager -                      1998
                                                            Diamonair, Director

Jay M. Kaplowitz........................         53         Director Nominee                        N/A

Steven Reichmann .......................         39         Director Nominee                        N/A

Saul M. Muskat..........................         53         Director Nominee                        N/A

--------------------------------------------------------------------------------

         Samuel Jacob "Jack" Berkovits has served as President and a director of the Company since 1979. He is a founding member of the Jeweler's Vigilance Committee (Canadian Jeweler's Association) and is active in community affairs. Mr. Berkovits became a member of the Canadian

Institute of Chartered Accountants in 1976. He practiced as an accountant in Montreal from 1972 to 1977 when he joined the Company.

         Theodore L. Bonsignore has served as General Manager of Diamonair since May 1998 and as a director since July 1998. Mr. Bonsignore works for the Company an average of between fifteen to twenty hours a week and also operates T.L. Bonsignore Management and Advisory Services, a consulting firm specializing in the jewelry industry. From 1975 to 1997, Mr. Bonsignore was employed by Krementz & CO., a jewelry manufacturer, serving as President since 1990. Mr. Bonsignore has been a director of the Jewelers Board of Trade since 1990 and served as its Chairman from 1998 until February 2000. Mr. Bonsignore is a certified public accountant. Mr. Bonsignore will be nominated to serve as a director at the Company's annual meeting.

         Meyer Feiler has been a director of the Company since July 1998. Mr. Feiler has served as President of Carmen Incorporated, one of the largest jewelry companies in Canada since 1993. Mr. Feiler has worked at Carmen Incorporated since 1979.

         Jay M. Kaplowitz is a founding partner of the law firm Gersten, Savage & Kaplowitz, LLP, the Company's Securities Counsel in the United States. Mr. Kaplowitz has more than twenty-five years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. He received a JD from Boston University, and a BA from the Brooklyn College, City University of New York.

         Steven Reichmann is the founder and Executive Vice President of Everest Broadband Networks Canada Ltd. ("EBN"). EBN provides telecommunications services, primarily high-speed inter-net applications and telephone and video services to occupants of multi-tenant office and residential buildings, and hotel properties. Mr. Reichmann is a member of EBN's Real Estate Advisory Board. Prior to his founding of EBN, Mr. Reichmann was the Vice President of Corporate Expansion and Acquisition of Olympia Tile International, a family-owned business, where his objective was the increase business operations throughout North America. He received an MBA from York University, Toronto in 1988.

         Saul M. Muskat founded the Toronto office of Schwartz, Levitsky & Feldman, llp, where he was the managing partner from its founding in 1977 until 2000. Mr. Muskat's practice areas included Corporate Finance, Mergers and Acquisitions, Merchant Banking, Initial Public Offerings, Corporate Reorganizations, and Management Consulting. Mr. Muskat is currently engaged as a management consultant. Prior to founding the Toronto office of Schwartz, Levitsky & Feldman, llp, he articled and practiced at the Toronto office of Price Waterhouse from 1973 to 1977. He is a member of the Canadian Institute of Chartered Accountants and a member of the Ontario Institute of Chartered Accountants. He received a diploma in Polymer Chemistry from Ryerson Polytechnical Institute, Toronto, and an honors BBA degree from York University, Ontario.

         There is no family relationship between any of the above named officers or directors.

         The term of office for directors is one year.

Audit and Compensation Committees

         During Fiscal 1999, the Audit Committee consisted of Messrs. Berkovits, Feiler and Ronald Rutman. Mr. Rutman, a current director of the Company, has requested not to be nominated for re-election due to other commitments. The responsibilities of the Audit Committee include recommending to the board of directors the firm of independent auditors to serve the Company, reviewing the independent auditors reports, services and results of audit, and reviewing the scope, results and adequacy of the Company's internal control procedures. The Compensation Committee also consisted of Messrs. Berkovits, Feiler and Rutman. The Compensation Committee is expected to periodically review and evaluate officers' compensation and administers the Company's stock option plans. Upon his election as a director of the Company, Mr. Saul Muskat will be appointed to replace Mr. Rutman on the Compensation and Audit Committees. See "Stock Option Plans."

         It is not expected that any director or committee member will receive any compensation for acting in such capacity. The Company will reimburse directors and committee members for all ordinary and necessary expenses incurred in attending any meeting of the board or any committee thereof.

         During the fiscal year ended December 31, 1999, the Company's Board of Directors met three times on April 14, 1999, July 20,1999 and November 17, 1999, at which all of the Directors were present, and acted by written consent six times on March 22, 1999, April 23, 1999, May 3, 1999, June 1, 1999, July 20,
1999 and November 17, 1999, the Audit Committee met on April 14, 1999 and the Compensation Committee did not meet.

                             Executive Compensation

                           Summary Compensation Table

         The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the fiscal years ended December 31, 1999, December 31, 1998, December 31, 1997 paid to the Company's Chief Executive Officer, and the other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total annual salary plus bonus exceeded $100,000 per annum.

                             Executive Compensation

         The Summary Compensation Table below sets forth compensation paid by the Company and its subsidiaries for the last three fiscal year for services in all capacities for its CEO and any other Named Executive Officer who received a total annual salary and bonus from the Company which exceeded $100,000.

Summary Compensation Table

         Name and                Year/                                          Restrict
        Principal                Period           Annual                           ed          Options/         Other
         Position                Ended         Compensation         Bonus      Stock Awards        SARs      Compensation
-------------------------------------------------------------------------------------------------------------------------
Jack Berkovits, Chief            1999             $247,645             $0          0            10,000        $12,000(1)
Executive Officer                1998             $216,951       $125,000          0           266,000        $12,000(1)
and Chairman..............       1997             $197,242       $187,798          0           377,500        $12,000(1)

Gadi Beer, Vice                  1999             $167,724             $0          0                 0         $7,710(3)
President                        1998             $196,755             $0          0            10,000         $7,710(3)
of Sales and                     1997(2)          $109,375             $0          0                 0               $0
Marketing
Aviv......................

(1)     Represents monthly auto allowance.
(2) Mr. Beer's employment with the Company commenced on June 1, 1997, after the Company's acquisition of Aviv.
(3)     Represents car allowance of $5,628 and health insurance of $2,082.

    Employment Contracts and Termination of Employment and Change-In-Control Arrangements

             Jack Berkovits and the Company entered into a three year employment agreement commencing April 17, 1997 for Mr. Berkovits to serve as Chief Executive Officer and President at an annual salary of $250,000 with yearly increases of no less than $10,000 (the "Employment Agreement"). The Employment Agreement was renewed on the same terms and conditions for an additional term of one year terminating on April 17, 2001. The Employment Agreement provides that should Mr. Berkovits die during the term of the Employment Agreement, his estate or designee shall receive, upon his death, a dollar amount equal to two years full salary. In the event of disability, Mr. Berkovits is to receive 70% of his salary for the remainder of the term of the Employment Agreement. The Employment Agreement also provides for the Company to maintain approximately $2,000,000 in key-man insurance on the life of Mr. Berkovits. Currently, the Company is beneficiary of two "key-man" term policies with a total death benefit of $840,000. The $700,000 policy has been assigned to secure the Company's financing facilities with The Bank of Nova Scotia. The Company maintains a third policy with a death benefit of $1.1 million for which Mr. Berkovits' family is the beneficiary.

             Based upon any wrongful termination, which includes changes in control of the Company through an acquiring person (any person who has acquired or announces a tender offer or exchange for 25% of the Company), a sale of substantially all of the assets or merger, acquisition of the Company or its consolidation with another, or certain types of board changes, the Company shall pay Mr. Berkovits a lump sum payment, based upon his then compensation, including benefits and other perquisites, from such termination. Such payment shall be the balance of his compensation for the remainder of the term or compensation for one year whichever is less; provided however, if the payment is in excess of $100,000, then such excess shall be payable in equal quarterly payments with interest at the then legal rate. The Employment Agreement also contains a one-year non-competition provision within a 200 mile radius of the Company's primary operation in Canada or anywhere in the United States.

             The Company entered into an employment agreement with Gadi Beer, the Vice- President of Sales and Marketing of Aviv for a term of one year terminating on February 9, 2000, which was renewed on the same terms and conditions for an additional term of one year terminating on February 10, 2001. Mr. Beer earns an annual base salary of $120,000 and is entitled to receive 0.8% of the total sales of Aviv. Mr. Beer has agreed to a covenant not to compete with the Company for a period of three years from the date of termination of the agreement. The agreement is renewable for additional successive one year terms upon the consent of both parties.

             No other officer has an employment agreement with the Company.

Compensation of Directors

             There are no standard arrangements for the payment of any fees to directors of the Company for acting in such capacity. Directors are reimbursed for expenses for attending meetings.

             The Company has adopted a 1999 Stock Option Plan and a 1998 Stock Option Plan pursuant to which options have been granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. See "Options to Named Executive Officers" and "Stock Option Plans" below.

Options to Named Executive Officers

             The following tables set forth certain information with respect to all outstanding stock options granted during 1999 to the Company's Named Executive Officers.

                                  Option Grants

                      Number                                                       Potential Realizable
                      of                                                             Value at Assumed
                      Securities   % of Total                                        Annual Rates of
                      Underly-     Options                                             Stock Price
                      ing          Granted            Exercise     Expira-           Appreciation for
                      Options      to Employees       Price        tion                Option Term
Name of Holder        Granted      in Fiscal Year     ($/Share)    Date          5%($)           10%($)
--------------        -------      --------------     ---------    ----         -----            ------
Jack Berkovits        10,000       22.5%              $4.125       7/19/09      25,950           65,750
Gadi Beer             -0-          -0-


       Option Exercises in Last Fiscal Year and Fiscal Year End Values (1)

                                                                                                      Value of
                                                                              Number of             Unexercised
                                                                             Unexercised            In-the-Money
                                                                               Options                Options
                                    Shares                                    at FY-End              at FY-End
                               Acquired on        Value                      Exercisable/           Exercisable/
Name                          Exercise (#)     Realized                     Unexercisable           Unexercisable
----                          ------------     --------                     -------------           -------------
Jack Berkovits                362,125          965,013.75                   148,375/133,000        185,026.25/63,840
Gadi Beer                     -0-              -0-                              5,000/5,000              2,400/2,400

(1) The closing bid price of a share of the Company's Common Shares at December 31, 1999 was $3.25.

Stock Option Plans

1996 Stock Option Plan

         In December 1996, the board of directors and shareholders adopted the 1996 D.G. Jewelry Stock Option Plan (the "1996 Plan"), pursuant to which 500,000 common shares are provided for issuance. As of the date of this Proxy Statement, all of such options have been granted.

         In February 1997, the Board granted 172,500 options under the 1996 Plan to 20 persons, including officers, directors and key employees. The options were to be exercisable at $4.50 per share for five years expiring February 9, 2002. On August 22, 1997, the Compensation Committee lowered the exercise price to $1.38, which was the Company's share price on such date. On August 22, 1997, the Company granted an additional 327,500 options exercisable at $1.38 per share to Jack Berkovits. All options granted vest at the rate of twenty five percent (25%) every six months so that the options are fully vested two years from their issuance date. The table below reflects the options under the 1996 Plan granted to the present officers and directors of the Company and the percentage of Options issued to such persons.


     Officer and/or Director           Expiration Date         Options      Percent          Exercise Price
     -----------------------           ---------------         -------      -------          --------------
Jack Berkovits...................      (1)                     377,500       75.5%               $1.38
Gary Davis.......................      02/09/02                15,000         3.0%               $1.38
Leonard Fasullo..................      02/09/02                15,000         3.0%               $1.38

--------
(1) 327,500 of such options expire on August 21, 2002 and 50,000 expire on February 9, 2002.

1998 Stock Option Plan

         In July 1998, the Board granted 500,000 options to 34 persons including officers, directors, consultants and key employees. The options were exercisable at the following prices; $2.77 (410,000 options); $3.25 (40,000 options); and $4.00 (50,000 options). The 500,000 options issued represent all of the options authorized for issuance under the 1998 Stock Option Plan. All such options vest at the rate of twenty five percent (25%) every six months so that the options are fully vested two years from their issuance date. In 1999, a total of 4,250 options were forfeited to the Company by two employees who ended their employment with the Company. Pursuant to the 1998 Stock Option Plan, the 4,250 options may be reissued at the discretion of the Board of Directors.

         The table below reflects the Options under the 1998 Stock Option Plan granted to the present officers and directors of the Company and the percentage of Options issued to such persons.


Officer and/or Director                Expiration Date           Options      Percent       Exercise Price
-----------------------                ---------------           -------      -------       --------------
Jack Berkovits........................ 07/14/03                    266,000       53.2%              $2.77

Gary Davis............................ 07/14/03                     20,000        4.0%              $2.77

Leonard Fasullo....................... 07/14/03                     20,000        4.0%              $2.77

Theodore L. Bonsignore................ 07/14/03                     10,000        2.0%              $2.77

Myer Feiler........................... 07/14/03                     60,000       12.0%              $ (1)


------------
(1) 10,000 of such options are exercisable at $2.77 and the remaining 50,000 are at $4.00 per share.

1999 Stock Option Plan

         In July 1999, the board of directors and shareholders adopted the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan will be administered by the compensation committee or our board of directors, who will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of common shares issuable upon the exercise of the options and the option exercise price. The options may be granted as either of the following: (a) incentive stock options, or (b) non-qualified stock options. 500,000 shares may be issued under the 1999 Plan. As of the date of this Proxy Statement, 44,500 options have been granted under the 1999 Plan.

         In connection with the 1999 Plan, the exercise price of each incentive stock option may not be less than one hundred (100%) of the fair market value of the Company's common shares on the date of grant or one hundred ten percent (110%) of fair market value in the case of an employee holding ten percent (10%) or more of the Company's outstanding common shares. The aggregate fair market value of the common shares for which incentive stock options granted to any employee are exercisable for the first time by such employee during any calendar year, pursuant to all of the Company's, or any related corporation's, stock option plan, may not exceed $100,000. Non-qualified stock options may be granted at a price determined by the Company's compensation committee, but not at less than eighty five percent (85%) of the fair market value of the Company's common shares. Stock options granted pursuant to the Company's 1999 Plan will expire not more than ten years from the date of grant.

         The 1999 Plan is effective for a period of ten years, expiring in 2009. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. The 1999 Plan is designed to enable the Company's management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 1999 Plan may be exercised for up to ten years, and shall be at an exercise price all as determined by the Company's board of directors. Options are non-transferable except by the laws of descent and distribution or a change in control of us, as defined in the 1999 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (a) the sale of substantially all of the Company's assets and the Company's merger or consolidation with another company, or (b) a majority of the board of directors changes other than by election by the Shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation of such person.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age seventy, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1999 Plan.

         The 1999 Plan may be terminated or amended at any time by the Company's board of directors, except that the number of common shares reserved for issuance upon the exercise of options granted under the 1999 Plan may not be increased without the consent of the Company's Shareholders.

Indemnification of Officers and Directors

         The Company shall, to the fullest extent permitted by the laws of the Province of Ontario, as the same may be amended and supplemented, indemnify its officers and directors pursuant to said section from and against any and all expenses, liabilities or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to Article 6.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, it may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Executive Compensation Policy

         The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses.

         Cash Compensation. In determining its recommendations for adjustments to officers' base salaries, the Company focuses primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

         Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's Shareholders. The Board believes that stock options in the Company provide a direct link between executive compensation and Shareholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plans."

                           CORPORATE PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total Shareholder return from April 18, 1997 through December 31, 1999 for the Company, the Nasdaq Stock Market - U.S. Index ("Nasdaq U.S.") and the Nasdaq Non-Financial Index ("Nasdaq Non-Financial").


Graphic Omitted

                                                                                         Nasdaq
                                                     DG Jewelry       Nasdaq U.S.     Non-Financial
                                                     ----------       -----------     -------------
                  April 18, 1997                        100               100              100
                  December 31, 1997                      29               130              126
                  December 31, 1998                      92               183              185
                  December 31, 1999                      54               339              365











         The graph assumes that the value of the investment in the Company's Common Shares, the Nasdaq U.S. and the Nasdaq Non-Financial was $100 on April 18, 1997 and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Shares.

                              CERTAIN TRANSACTIONS

         In February 1995, the Company entered into a ten year lease consisting of 23,000 square feet for its executive offices and manufacturing operations in North York, Ontario. The lease is with 1001 Petrolia Road Limited Partnership ("Petrolia L.P."), the general partner being 1013418 Ontario Inc. Jack Berkovits, Chairman, CEO and President of the Company, is the sole owner, officer and director of that general partner. Current rent is $110,886 and increases each year by the greater of $.37 a square foot or the percentage increase in the Consumer Price Index for the Municipality of Metropolitan Toronto. Additionally, the Company is paying real estate taxes, utilities and insurance aggregating $97,000 per year for this facility. Management is of the opinion that the lease is on terms as favorable as would be obtainable from unaffiliated third parties.

         Petrolia L.P. through 1013418 Ontario, Inc., the general partner, of which Mr. Berkovits is the sole shareholder, officer and director, had obtained a five year, $660,000 mortgage on the property, which was renewed in October 1998. On December 31, 1999, the principal amount outstanding was $566,064. The Company is a guarantor of this mortgage.

         Jack Berkovits loaned the Company monies from time to time for operations and working capital which sums at December 31, 1999 aggregated approximately $1.9 million with an interest rate of eleven and six-tenths percent (11.6%). In 1997, the Company repaid $1.2 million of such loans, including payments to a third party, Laurbrad Holdings Limited, who had loaned funds to Mr. Berkovits. Mr. Berkovits loaned the funds to the Company on the same terms, which included an eleven and six-tenths percent (11.6%) annual interest rate.

         Diamante is a Canadian company operating under the name Oromart which has five retail jewelry stores. Diamante is owned by a Vice President of the Company, Leonard Fasullo, who is also Diamante's President (since 1998). The inventory provided to Diamante, consists primarily of manufacturing surplus, returns or refurbished jewelry, and on occasion gold chains and watches purchased by the Company for resale to Diamante. The inventory is secured by a registered security agreement covering the assets of Diamante, which security agreement has been assigned to The Bank of Nova Scotia which holds a substantial security interest in the assets of the Company. Diamante has guaranteed the Company's bank financing and provided the bank with a direct security interest in its assets. The Company consolidated, for financial reporting purposes, with Diamante until February 7, 1997, the termination date of the agreement with Diamante reflecting the Company's control over that retail operation. The Company performs certain administrative functions for Diamante.

         Diamante leases each facility for its five stores, of which one lease is guaranteed by the Company. This lease is terminable by Diamante on ninety days written notice, and is for five years, is a net, net lease, with renewal options for a rental rate of approximately $17,000 per year plus taxes, maintenance, insurance and utilities.

         In connection with the purchase of Aviv, the Company agreed to issue the former owners of Aviv an amount of shares having a value of $325,000 based on the average closing price in April

1999 in settlement of a note in that amount. Based on such closing prices, the Company issued an aggregate of 45,145 shares. All of the former owners of Aviv are presently employees of the Company.

         The Company has entered into a supply agreement with NetJewels.com, Inc. ("NetJewels"), which is a newly formed company owned fifty percent (50%) by the Company and fifty percent (50%) by two sons of Jack Berkovits. The agreement provides that NetJewels will purchase jewelry from the Company on the best terms offered to the Company's other customers. In turn, NetJewels will sell such jewelry to or through certain Internet companies who have previously entered into arrangements with the Company. In June 1999, the Company transferred certain Internet contracts to NetJewels for an aggregate purchase price of $1,800,000. As of December 31, 1999, the Company has advanced approximately $587,982 to NetJewels, primarily to finance its start-up costs. NetJewels has agreed to repay these amounts to the Company at a rate of twenty percent (20%) per year over the next five years.

         The Company provides general corporate services to NetJewels at a price of $5,000 per month plus actual expenses. These services include maintenance of insurance, property and casualty, medical, dental and life, payroll processing, including the withholding of taxes, employment insurance and Canada pension plan payments, preparation and filing of tax returns, benefits and administration and telecommunications.

         The Company entered into an agreement to sublet 3,000 square feet of its office space to NetJewels at an annual rent of $6,000. The sublease has a term of two years and three months and expires on December 31, 2001, with an option for an additional five years.

         During the year ended December 31, 1999, the Company paid Theodore L. Bonsignore $73,000 in consulting fees. Mr. Bonsignore is a director of the Company and the General Manager of its Diamonair subsidiary. Mr. Bonsignore was paid for his work as a consultant to both the Company and Diamonair.

         All transactions between the Company, its officers, directors, principal shareholders or affiliates are, in the opinion of management, except for the interest rate charges on a portion of Mr. Berkovits' loans which are above the market rate, on terms no less favorable to the Company then may be obtained from unaffiliated third parties. All future transactions and loans between itself and its officers, directors and five percent (5%) shareholders to be on terms no less favorable than could be obtained from independent, unaffiliated parties and will be approved by a majority of the independent, disinterested directors of the Company.

                                   PROPOSAL 2

              TO APPROVE THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE 5,000,000 PREFERRED SHARES

         The Board of Directors believes that it is in the best interest of the Company to amend the Company's Articles of Incorporation to authorize 5,000,000 preferred shares, without par value ("Preferred Shares"). In connection therewith, the Shareholders of the Company pursuant to Section 168 (5) of the Ontario Business Corporations Act (the "Ontario Act") are required to adopt a special resolution authorizing the amendment of the Company's Articles of Incorporation to authorize 5,000,000 Preferred Shares. The terms of the Preferred Shares, including, the division of the Preferred Shares into one or more series, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, as well as other related issues with respect to the Preferred Shares will be determined by the Board of Directors, except that pursuant to Section 25 (3) of the Ontario Act there shall be no priority of any shares of the Preferred Shares with respect to distribution rights upon the liquidation, dissolution or winding up of the Company, and dividend declarations and issuances. The form of the special resolution to be adopted by the Shareholders is attached hereto as Exhibit A.

         The Board further believes that it advisable to authorize such Preferred Shares to have them available for, among other things, possible issuance in connection with future acquisitions or financing activities. The Preferred Shares would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of stock splits or dividends and the implementation of employee benefit plans.

         The Preferred Shares that would be available for issuance if the proposed amendment is approved, could be issued for any proper corporate purpose by the Board at any time without further Shareholder approval, subject to applicable law and to the rules of the National Association of Securities Dealers, Inc. Nasdaq Stock Market, Inc. Except as described above, further authorization from the Company's Shareholders will not be solicited prior to the issuance of Preferred Shares. The voting and equity ownership rights of the Company's Shareholders may be diluted by such issuances. Shareholders will not have preemptive rights to subscribe for Preferred Shares, unless the Company grants such rights at the time of issue. Other than described above, the Company currently has no plans or proposals to issue any of the Preferred Shares.

         The Board of Directors is required to make any determination to issue Preferred Shares based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue Preferred Shares (within the limits imposed by applicable laws and the Nasdaq rules as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board of Directors such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. The issuance of Preferred Shares also could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the Common Shares.

         The approval of the proposed Amendment to the Articles of Incorporation to authorize 5,000,000 Preferred Shares will require the affirmative vote of two-thirds of the shares present in person or represented by proxy at the Meeting.

The Board of Directors believes that the proposed amendment to the Company's Articles of Incorporation is in the best interest of the Company and unanimously recommends a vote for its approval.

                                   PROPOSAL 3

RATIFICATION OF SCHWARTZ, LEVITSKY, FELDMAN, llp, CHARTERED ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT CHARTERED PUBLIC ACCOUNTANTS FOR THE ENSUING YEAR

         The Board of Directors has unanimously approved and unanimously recommends that the Shareholders approve the appointment of Schwartz, Levitsky, Feldman, llp, Chartered Accountants as the Company's independent chartered accountants for the ensuing year. A member of Schwartz, Levitsky, Feldman, llp, Chartered Accountants will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Meeting.

Shareholder Vote Required

         Ratification of the appointment of Schwartz, Levitsky, Feldman, llp, Chartered Accountants as the Company's independent chartered accountants for the ensuing year will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

         The Board of Directors recommends a vote for the ratification of the appointment of Schwartz, Levitsky, Feldman, llp, Chartered Accountants as the Company's independent chartered accountants for the ensuing year.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.


                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the materials for the Company's next Annual Meeting of Shareholders, Shareholder proposals must be received by the Company on or before March 31, 2001.

                  CERTAIN INFORMATION INCORPORATED BY REFERENCE

         The information required to be furnished pursuant to Item 13(a) of
Schedule 14A is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"), as filed with the Securities and Exchange Commission.


         ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

         The Form 10-K will be made available to Shareholders free of charge by writing to 1001 Petrolia Road, Toronto, Ontario M3J 2X7, Attention: Corporate Secretary.

By Order of the Board of Directors,

/s/ S. Berkovits
-----------------------------------------------
Samuel Jacob "Jack" Berkovits
Chairman, President and Chief Executive Officer

July 5, 2000

                                                                      EXHIBIT A


                      S P E C I A L    R E S O L U T I O N S

                                       O F

                               D. G. JEWELRY INC.

         WHEREAS the authorized capital of the Corporation consists of an unlimited number of Common Shares;

          THEREFORE BE IT RESOLVED THAT:

A. The Articles of the Corporation be amended to increase the authorized capital by the creation of Five Million (5,000,000) Class A Preference Shares, issuable in series, in addition to existing authorized capital of the Corporation. The rights, privileges, restrictions and conditions attaching to the Class A Preference Shares, as a class, are as follows:

1.       DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

1.01 The board of directors of the Corporation may issue the Class A Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Business Corporations Act) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.       RANKING OF CLASS A PREFERENCE SHARES

2.01 No rights, privileges, restrictions or conditions attaching to a series of Class A Preference Shares shall confer upon a series a priority in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation over any other series of Class A Preference Shares. The Class A Preference Shares of each series shall rank on a parity with the Class A Preference Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.02 The Class A Preference Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Class A Preference Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.03 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on a return capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Class A Preference Shares is not paid in full, the Class A Preference Shares of all series shall participate rateably in respect of all accumulated dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Class A Preference Shares with respect to the amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.04 The Class A Preference Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the Class A Preference Shares as may be determined in the case of such series of Class A Preference Shares.

2.05 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of each series of Class A Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares of the Corporation or any other shares of the Corporation ranking junior to the Class A Preference Shares, be entitled to receive (i) an amount equal to the stated capital attributed to each series of Class A Preference Shares, respectively, together with, in the case of a series of Class A Preference Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Class A Preference Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Class A Preference Shares had they been called for redemption by the Corporation effective the date of distribution and, if any series of Class A Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Class A Preference Shares.

3.       RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS, ETC.

3.01 Except with the approval of all the holders of the Class A Preference Shares, no dividends shall at any time be declared or paid or set apart for payment on the common shares or any other shares of the Corporation ranking junior to the Class A Preference Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class A Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the common shares or such other shares of the Corporation ranking junior to the Class A Preference Shares; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Class A Preference Shares (less than the total amount then outstanding) or any common shares or any other shares of the Corporation ranking junior to the Class A Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Class A Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

4.       VOTING RIGHTS

4.01 Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preference Shares, the holders of the Class A Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.       APPROVAL OF THE HOLDERS OF THE CLASS A PREFERENCE SHARES

5.01 The approval of the holders of the Class A Preference Shares with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Class A Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class A Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Class A Preference Shares present are represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast for such adjourned meeting shall constitute the approval of the holders of the Class A Preference Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Business Corporations Act (Ontario) and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class Preference Shares shall be entitled to 1 vote in respect of each Class A Preference Share held.

6.       SHAREHOLDER DISSENT

6.01 The holders of the shares of a class or of a series are not entitled to dissent upon a proposal to amend the articles to:

         (1) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

         (2) effect an exchange, reclassification or cancellation of the shares of such class or series; or

         (3) create a new class or series of shares equal or superior to the shares of such class or series except in the case of a series under Section 25 of the Business Corporations Act (Ontario).

B. Any director or officer of the Corporation be and he is hereby authorized and directed on behalf of the Corporation to deliver articles of amendment, in duplicate, to the Minister of Consumer and Commercial Relations and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing.

    GENERAL PROXY - 2000 ANNUAL MEETING OF SHAREHOLDERS OF D.G. JEWELRY INC.

                  The undersigned hereby appoints Samuel Jacob Berkovits, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of D.G. Jewelry Inc., to be held at 1001 Petrolia Road, Toronto, Ontario, M3J 2X7 on August 10, 2000 at 10:00 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated July 5, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of the Board of Directors of D.G. Jewelry Inc.

1.       To elect five directors to hold office for a term of one year.

                o FOR ALL NOMINEES        o WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

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2.       To approve the amendment of D.G. Jewelry Inc.'s Articles of
         Incorporation to authorize 5,000,000 preferred shares.

              o FOR             o AGAINST              o ABSTAIN


3. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's chartered accountants.

              o FOR             o AGAINST              o ABSTAIN


4. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


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                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                         Date:                                         , 2000
                              -----------------------------------------

                              -----------------------------------------------
                                       (Print name of Stockholder)


                              -----------------------------------------------
                                       (Print name of Stockholder)


                              -----------------------------------------------
                                              Signature


                              -----------------------------------------------
                                              Signature

                         Number of Shares
                                         ------------------------------------
                         Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.